Exhibit 10.2
VIRTUS INVESTMENT PARTNERS, INC.
PERFORMANCE SHARE UNIT GRANT AGREEMENT

Virtus Investment Partners, Inc. (the “Company”) hereby grants to the recipient named below (the “Recipient” or “you”) an award (the “Performance Share Unit Award”) of Performance Share Units (as defined below), in accordance with and subject to the terms and restrictions of this Performance Share Unit Grant Agreement (this “Agreement”) and the Virtus Investment Partners, Inc. Amended and Restated Omnibus Incentive and Equity Plan (the “Plan”), which is incorporated by reference and made a part of this Agreement. In the event that the Performance Goals are met, upon the expiration of the Performance Cycle, the Company shall grant to the Participant a Restricted Stock Unit award (“Restricted Stock Unit Award”), each Restricted Stock Unit representing the right to receive a Common Share (as defined below) in accordance with and subject to the terms and conditions of this Agreement and the Plan. For purposes of this Agreement, Performance Share Unit Awards and Restricted Stock Unit Awards, collectively shall be referred to as the “Awards”.

This Agreement describes in detail your rights with respect to the Performance Share Units granted to you, and Restricted Stock Units that may be granted to you, hereby and constitutes a legal agreement between you and the Company. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

1.Recipient Name: _______________________________

2.Performance Share Unit Award Date: _________, 20__

3.Target Number of Performance Share Units: _________

4.Performance Cycle: _________, 20__ to _________, 20__

5.Restricted Stock Unit Award Date: _________, 20__ (or any such later date as the Committee may determine in order to confirm satisfaction of applicable Performance Goals)

6.Number of Restricted Stock Units: To be determined based on calculation under Attachment A

7.Restricted Stock Unit Vesting Date: _________, 20__

(The above information is, or may be, maintained electronically by the Company’s stock plan administrator).

ARTICLE I
PERFORMANCE SHARE UNITS

Section 1.1. Performance Share Unit. “Performance Share Unit” means a long-term incentive award representing the right to receive a Restricted Stock Unit or, in certain instances expressly set forth in this Agreement, one (1) share of common stock of the Company, par value

$0.01 per share (the “Common Shares”), as applicable, as described in and subject to the terms of this Agreement and the Plan.

Section 1.2 Calculation of Earned Performance Share Units. The Compensation Committee of the Board of Directors (the “Committee”), in its sole discretion, will determine the number of Performance Share Units earned by you at the end of the Performance Cycle, based upon the achievement of the Performance Goals . In the event that the Committee has the discretion under the Plan to adjust the Performance Goals or the Performance Cycle with respect to the Performance Share Units, no such discretion shall be exercised in a manner that would serve to increase the amount of compensation that would otherwise have been due upon attainment of the Performance Goal or upon completion of the Performance Cycle (as determined under Treasury Regulation Section 1.162-27(e)(2)(iii)) prior to the exercise of such discretion).

Section 1.3. Determination of Restricted Stock Units. Subject to the terms and conditions of this Agreement, including Sections 1.4 and 1.5 below, your entitlement to Restricted Stock Units, if any, will be determined following the conclusion of the Performance Cycle, and your Performance Share Units will convert to such Restricted Stock Units on the Restricted Stock Unit Award Date (the “Conversion”), except as otherwise expressly provided herein. Any Performance Share Units not converted to Restricted Stock Units on the date of Conversion under this Section 1.3, and not vested under Sections 1.4 or 1.5 below, are forfeited and you shall have no further rights therein.

Section 1.4. Termination of Employment. Notwithstanding Section 8.6 of the Plan:

(a)(i) If your employment with the Company terminates prior to the end of the Performance Cycle, or after the end of the Performance Cycle but prior to the Restricted Stock Unit Award Date, due to death, Disability[, Retirement,] or an involuntary termination that qualifies you for severance pay and severance benefits under a Company-approved written severance plan, arrangement or agreement with the Company, all as conclusively determined by the Company, you shall be eligible to receive a prorated Performance Share Unit Award, in accordance with Section 1.4(a)(ii) below, based on the actual achievement of the Performance Goals for the full Performance Cycle, multiplied by the ratio of:

(X)     the number of days that you were actively employed by the Company following the Performance Share Unit Award Date divided by

(Y)    the number of days during the period beginning on the Performance Share Unit Award Date and ending on the Restricted Stock Unit Vesting Date.

(ii)    If your employment with the Company terminates due to death, Disability or an involuntary termination that (x) qualifies you for severance pay and severance benefits under a Company- approved written severance plan and (y) does not qualify as Retirement, the prorated number of Performance Share Units, if any, that you are entitled to under Section 1.4(a)(i) above will vest immediately and a distribution of the Common Shares underlying the prorated Performance Share Unit Award, if any, to which you are entitled shall be made within ninety (90) days following the end of the Performance Cycle. The balance of any unvested Performance Share Units is forfeited and you shall have no further rights therein.

[(iii) If your employment with the Company terminates due to Retirement (whether voluntary or involuntary), as conclusively determined by the Company, the prorated number of Performance Share Units, if any, that you are entitled to under Section 1.4(a)(i) above will convert into Restricted Stock Units in accordance with Section 1.3 above and shall vest on the Restricted Stock Unit Vesting Date. A distribution of the Common Shares underlying the prorated Restricted Stock Unit Award, if any, to which you are entitled shall be made in accordance with Section 3.4 below. The balance of any unvested Performance Share Units is forfeited and you shall have no further rights therein.]

[(b)    If your employment with the Company terminates prior to the end of the Performance Cycle, or after the end of the Performance Cycle but prior to the Restricted Stock Unit Award Date, due to Retirement (whether voluntary or involuntary), as conclusively determined by the Company, you shall be eligible to receive a Performance Share Unit Award based on the actual achievement of the Performance Goals for the full Performance Cycle. Your Performance Share Unit Award, if any, shall not be prorated and will convert into Restricted Stock Units in accordance with Section 1.3 above and shall vest on the Restricted Stock Unit Vesting Date. A distribution of the Common Shares underlying the Restricted Stock Unit Award to which you are entitled shall be made in accordance with Section 3.5 below.]

[(b)][(c)]    If your employment with the Company terminates prior to the end of the Performance Cycle, or after the end of the Performance Cycle but prior to the Restricted Stock Award Date, due to any reason other than those expressly identified in [Section 1.4(a)] [Sections 1.4(a) and (b)] above, then all unvested Performance Share Units under this Agreement shall be forfeited as of your termination date and you shall have no further rights therein.

[(c)][(d)]     Notwithstanding anything in this Agreement to the contrary, at the election of the Company, the Common Shares underlying the Performance Share Units will not be considered vested and will not be distributed to you under Section 1.4(a) above, unless and until you have delivered to the Company a written waiver and release in form and content satisfactory to the Company, within the time period set forth therein, and any right of you to revoke such waiver and release has expired; provided that, if the period during which you are entitled to consider such waiver and release and to revoke such waiver and release, if applicable, spans two (2) calendar years, then the distribution of Common Shares underlying such Performance Share Units will in no case be made until the later of (i) the end of the revocation period (assuming that you do not revoke), or (ii) the first business day of the second calendar year (regardless of whether the you used the full time period allowed for consideration), all if and as required for purposes of Section 409A of the Code.

Section 1.5 Change in Control While Performance Share Units Remain Outstanding. Subject to Section 11.2 of the Plan, in the event a Change in Control occurs before the end of the Performance Cycle and prior to any termination of your employment with the Company, then (a) the Performance Goals shall be deemed to have been met at, and your Performance Share Units shall vest at, the “Target” level, (b) the Performance Share Units so vested shall not be subject to proration, and (c) the Common Shares underlying such vested Performance Share Units shall be distributed to you within ninety (90) days following the end of the Performance Cycle, unless any such distribution cannot be made because the Change in Control does not constitute a change in control as defined under Section 409A of the Code, then such distribution of the Common

Shares shall be made at the next event, occurrence or date at which such distribution could be made in compliance with the requirements of Section 409A of the Code.

ARTICLE II
RESTRICTED STOCK UNITS

Section 2.1. Restricted Stock Unit. “Restricted Stock Unit” means a long-term incentive award representing the right to receive a Common Share as described in and subject to the terms of this Agreement and the Plan.

Section 2.2 Calculation Restricted Stock Units. The Committee, in its sole discretion, will determine the number of Performance Share Units that will be converted to Restricted Stock Units under Section 1.2 of this Agreement.

Section 2.3. Vesting. Subject to the terms and conditions of this Agreement, including Sections 2.4 and 2.5 below, your Restricted Stock Units will vest on the Restricted Stock Unit Vesting Date, provided that you remain actively employed by the Company until such date, unless otherwise expressly provided herein.

Section 2.4. Termination of Employment. Notwithstanding Section 8.6 of the Plan:

(a)(i) If your employment with the Company terminates after the Restricted Stock Unit Award Date and prior to the Restricted Stock Unit Vesting Date due to death, Disability[, Retirement,] or an involuntary termination that qualifies you for severance pay and severance benefits under a Company-approved written severance plan, arrangement or agreement with the Company, all as conclusively determined by the Company, you shall be eligible to receive a prorated Restricted Stock Unit Award, in accordance with Sections 2.4(a)(ii) and 2.4(a)(iii) below, in an amount equal to the product of the number of Restricted Stock Units awarded, multiplied by the ratio of:

(X)     the number of days that you were actively employed by the Company following the Performance Share Unit Award Date, divided by

(Y)     the number of days during the period beginning on the Performance Share Unit Award Date and ending on the Restricted Stock Unit Vesting Date.

(ii)    If your employment with the Company terminates due to death, Disability or an involuntary termination that (x) qualifies you for severance pay and severance benefits under a Company approved written severance plan and (y) does not qualify as Retirement, the prorated number of Restricted Stock Units that you are entitled to under Section 2.4(a)(i) above will vest immediately and a distribution of the Common Shares underlying the prorated Restricted Stock Unit Award to which you are entitled shall be made within ninety (90) days following your termination of employment. The balance of any unvested Restricted Stock Units is forfeited and you shall have no further rights therein.

[(iii) If your employment with the Company terminates due to Retirement (whether voluntary or involuntary), the prorated number of Restricted Stock Units that you are entitled to under Section 2.4(a)(i) above will vest on the Restricted Stock Unit Vesting Date. A distribution of the Common Shares underlying the prorated Restricted Stock Unit Award to which you are entitled shall be made in accordance with Section 3.4 below. The balance of any unvested Restricted Stock Units is forfeited and you shall have no further rights therein.]

[(b) If your employment with the Company terminates after the Restricted Stock Unit Award Date and prior to the Restricted Stock Unit Vesting Date due to Retirement (whether voluntary or involuntary), as conclusively determined by the Company, your Restricted Stock Unit Award shall not be prorated and shall vest on the Restricted Stock Unit Vesting Date. A distribution of the Common Shares underlying the Restricted Stock Unit Award to which you are entitled shall be made in accordance with Section 3.4 below.]

[(b)][(c)] If your employment with the Company terminates after the Restricted Stock Unit Award Date and prior to the Restricted Stock Unit Vesting Date due to any reason other than those expressly identified in [Section 2.4(a)] [Sections 2.4(a) and 2.4(b)] above, then all unvested Restricted Stock Units shall be forfeited as of your termination date and you shall have no rights therein.

[(c)][(d)] Notwithstanding anything to in this Agreement to the contrary, if your employment with the Company terminates due to an involuntary termination that (x) qualifies you for severance pay and severance benefits under a Company approved written severance plan and (y) does not qualify as Retirement, at the election of the Company, your unvested Restricted Stock Units will not vest and no shares of Common Stock underlying such Restricted Stock Units will be distributed to you under Section 2.4(a) above, unless and until you have delivered to the Company a written waiver and release in form and content satisfactory to the Company, within the time period set forth therein, and any right of you to revoke such waiver and release has expired; provided that, if the period during which you are entitled to consider such waiver and release and to revoke such waiver and release, if applicable, spans two (2) calendar years, then your unvested Restricted Stock Units will not vest and no shares of Common Stock underlying such Restricted Stock Units will be distributed to you until the later of (i) the end of the revocation period (assuming that you do not revoke), or (ii) the first business day of the second calendar year (regardless of whether the you used the full time period allowed for consideration), all if and as required for purposes of Section 409A of the Code.

Section 2.5 Change in Control. Subject to Section 11.2 of the Plan, in the event a Change in Control occurs after the end of the Performance Cycle (regardless of whether the Conversion has occurred) and prior to any termination of your employment with the Company, the Restricted Stock Units to which you are entitled under Section 2.2 above and which are then outstanding will automatically vest to the extent not then vested. The Common Shares underlying such vested Restricted Stock Units shall be distributed within thirty (30) days following the Change in Control, unless any such distribution cannot be made because the Change in Control does not constitute a change in control as defined under Section 409A of the Code, then such distribution of the Common Shares shall be made at the next event, occurrence or date at which such distribution could be made in compliance with the requirements of Section 409A of the Code.

ARTICLE III
RIGHTS AND SETTLEMENT

Section 3.1. Rights as a Shareholder. Your Performance Share Units and Restricted Stock Units will not give you any right to vote on any matter submitted to the Company’s stockholders. You will have voting rights with respect to the Common Shares that underlie your Performance Share Units and/or Restricted Stock Units only if and to the extent such shares have vested and settled pursuant to Section 3.4.

Section 3.2. Restrictions on Transferability. You will not have any right to sell, assign, transfer, pledge, hypothecate or otherwise encumber your Performance Share Units and/or Restricted Stock Units. Any attempt to effect any of the preceding in violation of this Section 3.2, whether voluntary or involuntary, will be void.

Section 3.3. Dividend Equivalents. The Company will credit each of your outstanding Performance Share Units or Restricted Stock Units, as applicable, with Dividend Equivalents [from the date of your Award to the end of the Restricted Period]. A “Dividend Equivalent” is a dollar amount equal to the cash dividend payable per Common Share multiplied by the number of Common Shares then underlying such outstanding Performance Share Units or Restricted Stock Units, as applicable. Such amount shall be credited to a book entry account on your behalf at the time the Company pays any cash dividend on its Common Shares while your Performance Share Units or Restricted Stock Units, as applicable, are outstanding. Your rights in any such Dividend Equivalents shall vest at the same time as, and only to the extent, that the underlying Performance Share Units or Restricted Stock Units, as applicable, vest and shall be distributed at the same time as, and only to the extent, the related Common Shares are to be distributed to you in accordance with this Agreement and to which such Dividend Equivalents apply.

Section 3.4. Settlement of Your Restricted Stock Units. Promptly after the Restricted Stock Unit Vesting Date, if any, your Restricted Stock Units vest pursuant to Section 2.3, the Company will deliver to you the number of Common Shares then underlying your vested Restricted Stock Units, or cash, as determined by the Committee, within ninety (90) days following the Restricted Stock Units Vesting Date.

Section 3.5. Adjustment Due to Change in Capitalization. If any Adjustment Event occurs while any Performance Share Units or Restricted Stock Units are outstanding, the number of Common Shares underlying each outstanding Performance Share Unit or Restricted Stock Unit, as applicable, shall be appropriately and equitably adjusted as provided in the Plan.

Section 3.6 Clawback. Notwithstanding anything in this Agreement to the contrary, the Awards are expressly subject to the provisions in this Section 3.6. You agree that the Company may enforce the provisions in this Section 3.6 by all legal means available, including, without limitation, by withholding the value of the amount required to be returned to the Company and forfeited hereunder from other sums owed to you by the Company.

(a)    In the event and to the extent the Committee determines within three (3) years following the later of (i) the Restricted Stock Unit Grant Date or (ii) the date on which the Committee confirms or otherwise finally determines satisfaction of the applicable Performance Goals that the performance certified by the Committee, on the basis of which Performance Share

Units or Restricted Stock Units were converted to Common Shares or Performance Share Units were converted to Restricted Stock Units, was based on materially inaccurate financial statements or other performance measure information, then following the Committee’s review of the facts and circumstances underlying such event, you agree to return to the Company and forfeit, to the extent permitted by applicable law, that portion (which may be all) of your Awards (including any Dividend Equivalents thereon) or Common Shares distributed in respect of your vested or earned Awards, or the value thereof (regardless of whether vesting or satisfaction of other conditions to the Awards has occurred and Restricted Stock Units or Common Shares have been distributed) that the Committee, in its discretion, determines to be appropriate.

(b)    If, following the termination of your employment with the Company for any reason, including, without limitation, due to death, Disability, or Retirement, the Company becomes aware that (i) during your employment with the Company you engaged in any activity that would have been grounds to terminate your employment or service with the Company for Cause (as defined in the Plan), as reasonably determined by the Committee, or (ii) following your employment with the Company, you have breached any written covenant or agreement with the Company or any of its subsidiaries, as reasonably determined by the Committee, not to disclose or misuse any information pertaining to, or misuse any property of, the Company or any of its subsidiaries, or not to compete or interfere with the Company, or not to solicit employees, agents, customers or clients of the Company, then upon written demand by the Company, you agree to return to the Company and forfeit, to the extent permitted by applicable law, that portion (which may be all) of your Awards (including any Dividend Equivalents thereon) or Common Shares distributed in respect of your vested or earned Awards, or the value thereof (regardless of whether vesting or satisfaction of other conditions to the Awards has occurred and Restricted Stock Units or Common Shares have been distributed) that the Committee, in its discretion, determines to be appropriate.

(c)    The Awards (including Dividend Equivalents thereon), Common Shares distributed in respect of your vested Awards, or the value thereof (regardless of whether vesting or satisfaction of other conditions to the Awards has occurred and Restricted Stock Units or Common Shares have been distributed) shall also be subject to forfeiture to the extent required by applicable law. Further, if the Company is required by applicable law, rule or regulation to include or adopt any additional “clawback” or “forfeiture” provision relating to outstanding and/or vested or earned awards, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then you hereby agree that such clawback or forfeiture provision shall also apply to the Awards under this Agreement as if it had been included on the Performance Share Unit Award Date and the Company shall notify the you of such additional provision.

ARTICLE IV
ADMINISTRATION

Section 4.1. Administration. The Committee is authorized to interpret your Awards and this Agreement and to make all other determinations necessary or advisable for the administration and interpretation of your Awards to carry out its provisions and purposes. Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of this Agreement shall be final, binding and conclusive for all purposes and upon all persons. The Committee may consult with legal counsel, who may be counsel to the Committee or the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

ARTICLE V
MISCELLANEOUS

Section 5.1. Tax Withholding. The Company will have the power to withhold, or require you to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to your Award (or settlement thereof), and delivery of Common Shares or cash shall not occur until such requirements are satisfied. You shall have the right to elect (a) to have Common Shares deliverable in respect of your Award withheld by the Company or (b) to deliver to the Company previously acquired Common Shares, in each case, having a Fair Market Value equal to and sufficient to satisfy your statutory minimum Federal, state and local tax obligation associated with the settlement.

Section 5.2 Section 409A. Notwithstanding anything in this Agreement to the contrary, it is the intention of the parties that this Agreement comply with Section 409A of the Code, and all regulations or other guidance issued thereunder, and this Agreement and the payments of any benefits hereunder will be operated and administered accordingly. However, neither the Company nor the Committee shall have any liability to any person in the event Section 409A of the Code applies to the Awards or any payments hereunder in a transaction that results in adverse tax consequences to the Recipient or any beneficiaries or transferees. If you are a specified employee within the meaning of Section 409A of the Code, distributions under Sections 1.4 and 2.4 above may be delayed until six (6) months and one (1) day following the date of such termination of employment to the extent necessary to comply with Section 409A of the Code.

Section 5.3. Unsecured Creditor Status and Assignment Prohibition. These Awards are provided under an entirely unfunded arrangement and no provision shall at any time be made with respect to segregating any assets of the Company or any affiliate for payment of the Awards hereunder. No employee, beneficiary, surviving spouse or any other person shall have any interest in any particular assets of the Company or any affiliate by reason of the right to receive the Awards and any such employee, beneficiary, surviving spouse or other person shall have only the rights of a general unsecured creditor with respect to the Awards.

Prior to an actual payment and distribution with respect to the Awards, no interest of any person or entity in, or right to receive, an Award shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind; nor shall any such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 5.4. Requirements of Law. The granting of your Awards and the issuance of Common Shares will be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 5.5. No Impact on Benefits. The Awards will not be compensation for purposes of calculating your rights under any employee benefit plan, unless otherwise specifically provided in such other plans.

Section 5.6. Employment. Nothing in this Agreement shall limit the right of the Company or any of its affiliates to terminate your service or otherwise impose upon the Company or any of its affiliates any obligation to continue to employ you. The Company may terminate you at any time, with or without cause.

Section 5.7. Securities Law Compliance. The Company shall have the authority to determine the instruments by which your Awards shall be evidenced. Instruments evidencing your Awards may contain such other provisions as the Company deems advisable. You understand that the Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933, as amended, with respect to the Plan and the shares covered by this Agreement. The Company will endeavor to keep such registration statement effective, but in the event the Company notifies you that such registration statement is not then effective, you agree to refrain from sales of Common Shares until such time as the Company advises you that such registration statement has become effective.

Section 5.8. Governing Law. This Agreement and your Awards shall be governed by the laws of the State of Connecticut (other than its conflict of law principles).

Section 5.9 Trading Black Out Periods. By entering into this Agreement you expressly agree that: (a) during all periods of your employment with the Company or its affiliates, or while you are otherwise maintained on the payroll of the Company or its affiliates, you agree to abide by all applicable trading “black out” periods with respect to purchases or sales of Company stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”), and (b) upon any cessation or termination of your employment with the Company and its affiliates for any reason, you agree that for a period of three (3) months following the effective date of any such termination or cessation of your employment or, if later, for a period of three (3) months following the date as of which you are no longer on the payroll of the Company and its affiliates, you agree to continue to abide by all such Trading Black Out Periods established from time to time by the Company.

Section 5.10 Other. This Agreement is binding on you and your executors, administrators, heirs and personal and legal representatives and on the Company and its successors or assigns.

This Agreement contains the entire Agreement and all terms between you and the Company with respect to the Awards, and there are no other understandings, warranties or representations with respect to the Awards.

Any determination or interpretation by the Committee or Company, as applicable, under or pursuant to this Agreement shall be final, binding and conclusive for all purposes and upon all persons affected hereby. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

VIRTUS INVESTMENT PARTNERS, INC.

______________________________
By: Mardelle S. Peña
Title: EVP and Chief Human Resources Officer